Exhibit 10.1
Revolving Judgment Note And Security Agreement

this note contains a confession of judgment.
read it carefully.

$10,000,000	Philadelphia, Pennsylvania
July 7, 2011

FOR VALUE RECEIVED, RESOURCE CAPITAL CORP., a Maryland corporation (“RCC”), and RCC REAL ESTATE, INC., a Delaware corporation (“RCC Real Estate,” together with RCC, jointly, severally and collectively, herein “Borrower”), having an office at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112, hereby promises to pay to the order of THE BANCORP BANK (“Bank”), at its office 1818 Market Street, 28th Floor, Philadelphia, PA 19103, or at such other place as the holder may, from time to time, designate, the sum of Ten Million Dollars ($10,000,000), lawful money of the United States of America, together with interest thereon from the date hereof at the rates hereinafter provided, and both payable as hereinafter provided (this “Note”)

1.           Interest Rate.

(a)           The principal sum outstanding under this Note from time to time hereunder shall bear interest at a rate per year equal to the Wall Street Journal Prime Rate, plus 275 basis points (2.75 percentage points).  The Wall Street Journal Prime Rate for any day is a fluctuating rate of interest equal to the highest rate published from time to time in the “Money Rates” section of The Wall Street Journal as the Prime Rate for such day (or, if such source is not available, such alternate source as reasonably determined by the Bank).

(b)           Unless the Expiration Date (as defined in Paragraph 2(a)) is extended by mutual agreement of Borrower and Bank, during the period commencing on the date immediately following the Expiration Date and expiring on the date on which this Note is paid in full, interest on the unpaid principal balance outstanding from time to time hereunder shall bear interest at the Default Rate (as defined in Paragraph 13 below).

(c)           The annual interest rate shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

2.           Availability Period; Borrowing and Repayment Procedures.

(a)           This is a revolving line of credit to provide bridge financing for Borrower (“Bridge Loans”) to fund real estate loans to third parties (“Third Party Loans”) prior to the sale of such loans as part of a collateralized debt obligation (“CDO”).  During the availability period, the Borrower may repay principal amounts and reborrow them.  The availability period shall begin on the date hereof and end on June 30, 2012.  The unpaid principal balance of this Note then outstanding, together with all accrued and unpaid interest, shall become due and payable on June 30, 2012 (“Expiration Date”).

(b)           Prior to the Expiration Date Borrower may, in accordance with the terms of this Note, request, repay and reborrow Bridge Loans up to the principal amount of this Note.

(c)           Borrower shall provide Bank the documents, instruments or other items Bank may request as a condition precedent or subsequent to disbursing any Bridge Loan requested by Borrower, including payment of an amount equal to .5% of the entire principal amount ($50,000) as a one-time commitment fee for Bank.  It is agreed that Bank’s counsel fees shall be paid from the commitment fee.

(d)           Each request for a Bridge Loan must be made on the form of Request for Advance attached to this Note as Exhibit 2(d), and accompanied by (i) a summary of the Third Party Loan intended to be funded with the proceeds of the Bridge Loan and (ii) payment of an advance fee equal to .25% of the principal amount of each Bridge Loan as an advance fee for Bank.  Each Request for Advance must be made no less than four business days prior to the date of disbursement requested by Borrower for a Bridge Loan.  In no event shall the principal amount outstanding under this Note exceed 25% of the par value of the Collateral (as defined in Section 4(a) below).

(e)           Each Bridge Loan must be repaid by Borrower to Bank on the earlier of (i) sale of the Third Party Loan to the CDO or (ii) the fifth business day following disbursement of the Bridge Loan to Borrower.  Any Bridge Loan outstanding more than five business days will bear interest at the Default Rate (as defined in Paragraph 13 below).

3.           Payments of Principal and Interest.

(a)           Borrower shall have the right at any time to prepay all or any portion of the unpaid principal balance of this Note prior to the date otherwise due.

(b)           Any prepayment hereunder, whether voluntary or involuntary, shall be applied first to any accrued and unpaid interest hereunder up to the date of such prepayment, then to any other sums which may be payable to Bank under this Note up to the date of such prepayment and then to the principal sum hereunder.  The acceptance of any such prepayment when there is an event of default in existence under this Note shall not constitute a waiver, release or accord and satisfaction thereof or of any rights with respect thereto by Bank.

(c)           Nothing herein, nor any transaction related hereto, shall be construed or so operate as to require Borrower to pay interest at a greater rate than shall be lawful.  Should any interest or other charges paid by Borrower in connection with the obligation evidenced by this Note result in the computation or earning of interest in excess of the maximum legal contract rate of interest which is legally permitted under the laws of the Commonwealth of Pennsylvania for transactions of this kind, then any and all such excess shall be, and the same is hereby waived by Bank, and any such excess paid shall be automatically credited against and in reduction of the balance due under this indebtedness and any portion which exceeds the balance due under this Note shall be repaid by Bank to Borrower.  At maturity (or prior thereto, in the event Bank accelerates payment hereof), if the total amount of the interest paid, including any service fee, and any other charge upon the principal amount, exceeds the maximum legal contract rate permitted by law, such interest shall be recomputed and any such excess shall be credited to the principal amount due, or returned to Borrower.

4.           Security.

(a)           For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, RCC Real Estate hereby pledges, assigns and grants to Bank a security interest and lien in the securities and the accounts described on Schedule 4(a) attached hereto (the “Debt Securities”), together with all proceeds thereof (the “Collateral”) to secure the payment of and the performance under this Note.

(b)           All additions to, substitutes and replacements for and proceeds of the Collateral (including all income and benefits resulting from any of the above, such as interest, premium and principal payments; redemption proceeds), which shall comprise proceeds of, the Collateral, shall be deemed Collateral, shall be held in trust for Bank.  Any cash proceeds shall be held in trust for Bank.

(c)           To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Note or any financing statement covering the Collateral shall be sufficient as a financing statement.  Bank is authorized to file financing statements without the signature of RCC Real Estate and to execute and file such financing statements on behalf of RCC Real Estate as specified by the Pennsylvania Uniform Commercial Code (“Code”) to perfect or maintain Bank’s security interest in all of the Collateral.

(d)           Contemporaneously with the execution of this Note, Borrower has executed and delivered a security control agreement with the financial institution holding the Collateral (the “Brokerage House”) pursuant to which Bank will have direction and control over the Collateral upon and following the occurrence of an event of default (beyond any and all applicable periods of notice and cure, if any) under this Note (the “Control Agreement”).

(e)           Borrower hereby authorizes Bank to file such financing statements as Bank may deem necessary to perfect this security interest.  Borrower agrees that Bank shall have all of the rights and remedies of a secured party under the Code, as amended from time to time, and such other rights and remedies as Bank may enjoy under the law with respect to the Collateral following an event of default (beyond any and all applicable periods of notice and cure, if any).

(f)           This Note shall continue in full force and effect until obligations and liabilities evidenced by this Note are paid in full and Bank is no longer obligated to extend financial accommodations to Borrower, even if, from time to time, there are no amounts outstanding respecting this Note.  The Bank must file a termination statement in accordance with Section 9-513(b) of the Code when this Note shall cease to be in full force and effect.

(g)           Following an event of default, upon ten calendar days’ prior notice to Borrower, which Borrower hereby acknowledges to be sufficient, commercially reasonable and proper, Bank is hereby authorized to sell or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof and apply the proceeds of any such sale first to Bank’s expenses in preparing the Collateral for sale (including reasonable attorneys’ fees), second to the complete satisfaction of the sums owed to Bank under this Note, and third, as required by the Code.  Borrower waives the benefit of any marshalling doctrine with respect to Bank’s exercise of its rights and remedies hereunder.

(h)           The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Borrower’s favor at law or in equity.

5.           Late Charge.  If any payment of principal or interest due to Bank hereunder shall not be paid when due, Borrower shall pay Bank on demand a “late charge” computed at the rate of five cents ($.05) for each dollar (or part thereof) of the amount not paid, to cover the extra expense and inconvenience to Bank in ensuring payment of such delinquent amount.  Borrower acknowledges that its failure to pay any amount due hereunder will result in the loss of the use of the money due and frustration to Bank in meeting its loan commitments, that the damages to Bank in connection with such late payment are extremely difficult and impractical to ascertain, and that a sum equal to five cents ($.05) for each dollar which is not paid when due is a reasonable estimate of the damages incurred by Bank in connection with any such late payment.  The amount of any such “late charge” not paid promptly following demand therefor shall be deemed outstanding and payable pursuant to this Note.

6.           Representations and Warranties.  Borrower hereby represents and warrants to Bank (which representations and warranties shall survive until this Note has been paid in full) that:

(a)           Power and Authority; Authorization; Enforceability.  Borrower has full power, authority and legal right to execute, deliver and comply with the terms of this Note and, upon execution hereof, this Note shall constitute a valid and legally binding obligation of Borrower enforceable in a court of competent jurisdiction for its term.  All necessary consents and approvals of any individual, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Note.

(b)           Conflict; Breach.  The execution and delivery of and compliance with this Note by Borrower will not conflict with or result in a breach of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any agreement or other document or instrument to which Borrower is a party or by which Borrower is bound.

(c)           Financing Statements.  No financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to the security interest created hereby, and no security interest, other than the one created herein, has attached or been perfected in the Collateral or any part thereof.

(e)           Restrictions on Transfer of the Collateral.  The Brokerage House has been instructed not to trade, sell, or offer any of the Collateral for bids other than on the instruction of Bank or in accordance with the Control Agreement.  Without the prior consent of Bank, RCC Real Estate shall not change the Brokerage House or the foregoing instruction.  Upon execution of this Note RCC Real Estate will confirm the forgoing restrictions in writing to Brokerage House, together with a copy of this Note, and shall provide a copy of such correspondence to Bank.

7.           Covenants.

(a)           Collateral Valuation Report.  On or prior to execution of this Note Borrower has provided to Bank a Note Valuation Report, prepared by Bank of America/Merrill Lynch CDO Trust Service, dated February 18, 2011 (the “Note Valuation Report”).  The Note Valuation Report is true, correct and accurate.  On or before the tenth day of each calendar month during the availability period under this Note Borrower must provide Bank a current/updated version of the Note Valuation Report.

(b)           Annual Reports.  On or prior to March 15 of each calendar year during the availability period under this Note Borrower will deliver to Bank a copy of RCC’s annual report on Form 10-K for the prior calendar year.

(c)           Quarterly Reports.  On or prior to 45 days following the end of each of its first three calendar quarters (i.e., prior to May 15, August 14 and November 14 of each calendar year) during the availability period under this Note Borrower will deliver to Bank a copy of RCC’s quarterly report on Form 10-Q for the prior calendar quarter.

(d)           Other Reports.  Promptly provide such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to either Borrower as Bank may reasonably request.

       8.           Debt Securities.

(a)           The Debt Securities listed on Schedule 4(a) hereto as it may be modified and substituted from time to time (the “Rule 144/145 Securities”) are or may be deemed restricted or control securities for purposes of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 (“Rule 144”) promulgated by the Securities and Exchange Commission and Rule 145 of said General Rules and Regulations (“Rule 145”).

(b)           With respect to the Rule 144/145 Securities listed as Item No. 1 on Schedule 4(a), RCC Real Estate has held such Rule 144/145 Securities and borne the full economic risk thereof for at least one year prior to the date of this Note.

(c)           Borrower further represents, warrants and covenants with Bank that all of the information set forth on Schedule 4(a)  with respect to the Rule 144/145 Securities owned by Borrower, or otherwise provided in writing by Borrower to Bank with respect thereto, including without limitation, any questionnaires submitted by Borrower with respect to the Rule 144/145 Securities, is true and correct in all material respects and Borrower has not omitted to state any material fact necessary to make such information provided not misleading.  Borrower agrees to notify Bank immediately in writing of any material change in any of the factual information set forth on Schedule 4(a) with respect to the Rule 144/145 Securities owned by Borrower and to provide an updated Schedule 4(a) upon pledge of any additional Collateral to Bank which is subject to any statutory, regulatory or contractual restriction on transfer, or as otherwise reasonably requested by Bank.  Borrower further acknowledges and agrees that to the extent that any material change in the factual information regarding the Rule 144/145 Securities owned by Borrower is deemed by Bank to materially affect Bank’s ability to sell such Collateral in a timely manner, Bank may require Borrower to provide substitute Collateral acceptable to Bank in its sole and absolute discretion and that the failure of Borrower to do so in timely manner shall constitute an event of default under this Note.

(d)           If (i) an event of default has occurred or may occur as a result of the sale by Borrower of any securities of the same class or convertible into the same class of securities as the Rule 144/145 Securities and any volume limitations are applicable to Borrower under Rule 144 or Rule 145 with respect to the Rule 144/145 Securities, or (ii) for any reason, the Rule 144/145 Securities shall not be available for immediate sale by or at the direction of Bank without restriction or limitation under Rule 144 without the requirement for registration under the Securities Act of 1933, as amended (the “Securities Act”), then (A) Borrower will not sell any securities of the same class or convertible into the same class of securities as the Rule 144/145 Securities, whether or not such securities are pledged hereunder, without the prior written consent of Bank (which consent may be withheld in Bank’s sole and absolute discretion), and in the event of any such sale consented to by Bank, Borrower will furnish Bank with a copy of any Form 144 filed in respect of such sale; and (B) Borrower will cause any person, party or entity with whom it shall be deemed one “person” for purposes of Rule 144(a)(2) to refrain from selling any securities of the same class or convertible into the same class of securities as the Rule 144/145 Securities, whether or not such securities are pledged hereunder, without the prior written consent of Bank (which consent may be withheld in Bank’s sole and absolute discretion), and in the event of any such sale consented to by Bank, Borrower will furnish Bank with a copy of any Form 144 filed in respect of such sale.

(e)           Borrower will cooperate fully with Bank with respect to any sale by Bank of any of the Rule 144/145 Securities, including full and complete compliance with all requirements of Rule 144 and/or Rule 145, and will give to Bank all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 and/or Rule 145 for the complete and unrestricted sale and/or transfer of the Rule 144/145 Securities and will exercise its best efforts to have the issuer of any Rule 144/145 Securities, upon the request of Bank, take all such action as may be required to satisfy the public information requirements of Rule 144(c).

(f)           Borrower will use Borrower’s best efforts, upon Bank’s written request, to obtain and publish all information necessary to satisfy Rule 144 and/or Rule 145 if any issuer of the Rule 144/145 Securities is not current in its filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at the time of a foreclosure sale by Bank.

(g)           If any issuer of the Rule 144/145 Securities defaults in its reporting obligations under the Exchange Act, Borrower, upon request of Bank, will substitute new Collateral satisfactory to Bank in its sole and absolute discretion for such Rule 144/145 Securities.

(i)           The Debt Securities are freely and fully marketable by Borrower or Bank, as pledgee, without regard to any holding period, manner of sale, volume limitation, public information or notice requirement.

9.           Events of Default.  In addition to any other event referred to herein, the occurrence of which, by the terms hereof, constitutes an event of default hereunder, the occurrence of any one or more of the following events shall constitute an event of default hereunder:

(a)           Borrower shall fail to make any payment of principal and/or interest due to Bank under this Note when the same shall become due and payable, whether an installment, at maturity or by acceleration or otherwise;

(b)           Other than failure to make a payment required under this Note (which is an event of default under Paragraph 9(a)), Borrower shall fail to observe or perform any of the covenants or agreements on its part to be observed or performed under this Note within 30 days after written notice from Bank of such non-compliance;

(c)           Any representation or warranty of Borrower under this Note shall be untrue;

(d)           Borrower shall apply for or consent to the appointment of a receiver, trustee or liquidator of Borrower or any of Borrower’s property, admit in writing an inability to pay debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or him in any proceeding under any such law, or if action shall be taken by Borrower for the purpose of effecting any of the foregoing; or

(e)           Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or all or a substantial part of Borrower’s assets, or appointing a receiver, sequestrator, trustee or liquidator of Borrower or any of Borrower’s property, and such order, judgment or decree shall continue unstayed and in effect for any period of 90 days.

10.           Remedies.

(a)           Upon the occurrence of any event of default, then the entire unpaid principal sum hereunder plus all interest accrued thereon plus all other sums due and payable to Bank under this Note shall, at the option of Bank, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by Borrower.

(b)           In addition to the foregoing, upon the occurrence of any event of default, Bank may forthwith exercise singly, concurrently, successively or otherwise any and all rights and remedies available to Bank under this Note or available to Bank by at law, in equity, under statute or otherwise.

11.           CONFESSION OF JUDGMENT.  the following paragraphs set forth warrants of authority for an attorney to confess judgment against borrower.  in granting this right to confess judgment against borrower, borrower hereby knowingly, intentionally, voluntarily and irrevocably and, on the advice of the separate counsel of borrower, unconditionally waives any and all rights borrower had or may have to prior notice and an opportunity for hearing under the respective constitutions and laws of the united states and the commonwealth of pennsylvania.

to further secure payment of this note and whether or not borrower is in default hereunder, borrower hereby knowingly, intentionally, voluntarily and irrevocably authorizes and empowers bank, by its attorney, or by the prothonotary or clerk of any court of record in the commonwealth of pennsylvania or in any jurisdiction where permitted by law, to appear for borrower and confess and enter judgment against borrower in favor of bank in any jurisdiction in which borrower or any of its property is located for the amount of all obligations, together with costs of suit and other costs and expenses of collection (including reasonable attorneys’ fees of the greater of five percent (5%) of the principal amount then due or $1,000), with or without declaration, without stay of execution and with release of all procedural errors and the right to issue execution forthwith, and also waives the right of inquisition of any real estate levied on, voluntarily condemns the same, authorizes the prothonotary or clerk to enter the writ of execution of said voluntary condemnation, agrees that said real estate may be sold on a writ of execution; and also waives and releases all relief from any and all appraisement, stay or exemption law of any state now in force or enacted in the future.

           if a copy of this note, verified by affidavit of bank or someone on bank’s behalf, has been filed in such action, it will not be necessary to file the original note as a warrant of attorney.  the authority and power to appear for and enter judgment against borrower will not be exhausted by the initial exercise of the authorized power, and the power may be exercised from time to time as often as bank deems necessary or desirable to fully collect all obligations of borrower hereunder, and this instrument will be a sufficient warrant, any rule of court, custom or practice to the contrary notwithstanding.

by signing this note, borrower acknowledges that it has read, understood and agreed to the provisions which may result in a court judgment against borrower, and the seizure of borrower’s assets, without prior notice or hearing, and that this note may be collected from borrower regardless of any claim borrower may now or in the future have against bank.

           borrower has been advised by its legal counsel, or has been afforded the opportunity to be advised by its legal counsel, in connection with the execution and delivery of this note and the transactions contemplated hereby, including the confession of judgment pursuant to the warrant of attorney set forth above.

           borrower understands that the effect of the foregoing will include the entry of a judgment against borrower prior to any default by borrower hereunder, entitling bank to execute on and seize assets of borrower, including real estate, without further notice to borrower and without affording borrower the opportunity to participate in any hearing.

borrower understands and intends these results, hereby knowingly, voluntarily and freely waiving any and all due process rights or other rights to object thereto and releasing any and all claims against bank or any other person or entity acting by, through or on behalf of bank for any action taken under or pursuant to this note.

12.           Remedies Cumulative, etc.

(a)           No right or remedy conferred upon or reserved to Bank hereunder or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Bank, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.  No act of Bank shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of Bank shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other.  The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of this Note, shall not be construed as a waiver or release of the same, or of any event of default thereunder, or of any obligation or liability of Borrower thereunder.

(b)           Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, all amounts due under this Note.  To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.  Borrower further waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Bank under the terms of this Note.

(c)           Borrower agrees that Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of this Note (and Borrower hereby waives any notice of any of the foregoing), and that Bank may resort to any Collateral in such order and manner as it may think fit, or accept the assignment, substitution, exchange, pledge or release of all or any portion of any Collateral, for such consideration, or none, as it may require, without in any way affecting the validity of any liens over or other security interest in the remainder of any such Collateral (or the priority thereof or the position of any subordinate holder of any lien or other security interest with respect thereto); and any action taken by Bank pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of Bank, or of any event of default, or of any liability or obligation of the Borrower, under this Note.

(d)           Borrower agrees that any action or proceeding against it to enforce the Note may be commenced in state or federal court in the Commonwealth of Pennsylvania and Borrower irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and irrevocably waives any objection based upon inconvenience of the forum or otherwise to venue laid therein.  Notwithstanding the foregoing, nothing in this Paragraph is intended to prevent Bank from instituting an action in any jurisdiction for the sole and exclusive purpose of enforcing a judgment by a court in the jurisdictions referred to in the preceding sentence.

(e)           Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served if served by registered or certified mail in accordance with the notice provisions set forth herein and Borrower expressly waives any and all defenses to an exercise of personal jurisdiction by any such court.

(f)           Borrower hereby knowingly, voluntarily and intentionally waives the right it may have to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Note, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of Borrower or Bank.  This provision is a material inducement for Bank entering into this Note.

13.           Default Rate.  Following the occurrence of any event of default (beyond any and all applicable periods of notice and cure, if any) and until the principal sum of then outstanding under this Note and all other sums payable under this Note are paid in full, the principal sum outstanding hereunder shall bear interest at the rate of five percent (5%) (i.e., 500 basis points) in excess of the interest rate provided in Paragraph 1(a) (the “Default Rate”).

14.           Costs and Expenses.  Following the occurrence of any event of default (beyond any and all applicable periods of notice and cure, if any), Borrower shall pay upon demand all reasonable costs and expenses (including all reasonable amounts paid to attorneys, accountants, brokers and other advisors employed by Bank and/or to any contractors for labor and materials), incurred by Bank in the exercise of any of its rights, remedies or powers under this Note with respect to such event of default, and any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and shall bear interest at the Default Rate from the date of such demand until paid in full.  In connection with and as part of the foregoing, in this Note is placed in the hands of an attorney for the collection of any sum payable thereunder, Borrower agrees to pay reasonable attorneys’ fees for the collection of the amount being claimed under this Note, as well as all costs, disbursements and allowances provided by law.

15.           Stamp Taxes, etc.  Borrower shall pay the cost of any revenue, tax or other stamps now or hereafter required by the laws of the Commonwealth of Pennsylvania or the United States to be affixed to this Note and Borrower shall pay or reimburse Bank upon demand the amount of such taxes without credit against any indebtedness by this Note.  If Borrower does not or may not do so, Bank may at its option accelerate the indebtedness evidenced by this Note to maturity as in the case of default by Borrower.

16.           Severability.  In the event that for any reason one or more of the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

17.           Successors and Assigns.  This Note inures to the benefit of Bank and binds Borrower, and their respective successors and assigns, as applicable, and the words “Bank” and “Borrower” whenever occurring herein shall be deemed and construed to include such respective successors and assigns, as applicable.

18.           Notices.

(a)           All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by recognized overnight courier or certified or registered mail, return receipt requested, as follows: (a) if to Borrower, at the address set forth in the initial Paragraph of this Note, Attention:  David Bryant, and (b) if to Lender, at the address set forth herein, Attention: Brian R. Ford Jr.

(b)           Such notice shall be deemed to be given when received if delivered personally, or two days after the date mailed if sent by recognized overnight courier or certified or registered mail, return receipt requested.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

19.           Definitions; Number and Gender.  In the event Borrower consists of more than one entity, the obligations and liabilities hereunder of each of such entities shall be joint and several and the word “Borrower” shall mean all or some or any of them.  For purposes of this Note, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require.

20.           Captions.  The captions or headings of the paragraphs in this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

21.           Governing Law.  This Note, to the fullest extent permissible, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

22.           Additional Documents. Borrower shall sign and deliver any papers furnished by Bank which are necessary or desirable in the judgment of Bank to obtain, maintain and perfect the security interest created hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank’s interest in the Collateral or to obtain proceeds of the Collateral.

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned hereto has executed this Note and Security Agreement as an instrument under seal on the day and year first written above.

BORROWER:

RESOURCE CAPITAL CORP.

By: /s/ David J. Bryant                                                     (SEAL)
Name:  David J. Bryant
Title:     SVP & CFO

RCC REAL ESTATE, INC.

By: /s/ David J. Bryant                                                     (SEAL)
Name:  David J. Bryant
Title:     SVP & CFO

THE BANCORP BANK

By: /s/ Daniel Sacho
Name: Daniel Sacho
Title: EVP

Exhibit 2(d)
Request for Credit Form

REQUEST FOR ADVANCE*
(No. ____)

Resource Capital Corp. and RCC Real Estate, Inc. ( collectively, “Borrower”), in connection with that certain Revolving Judgment Note and Security Agreement (the “Note”) dated July 7, 2011 entered into between The Bancorp Bank (“Bank”) and Borrower, hereby certifies to and requests Bank as follows:

(a)             Prior Advances.  As of the date hereof, Borrower has requested and received advances against the Note in the cumulative amount of $________________, which said sum was used solely for making real estate secured loans to unrelated third parties.  Borrower acknowledges and confirms that the maximum amount that may be advanced under the Note is Ten Million Dollars ($10,000,000).

(b)             Request to Bank for Advance.  Pursuant to the terms of the Note, Borrower hereby requests Bank to make an advance against the Note in the amount of $_____________.

(c)             Additional Documentation.  Pursuant to Section 2(e) of the Note, Borrower attached to this Request for Advance is a true and correct summary of the terms of the Third Party Loan, including the identity of the borrower thereunder and the location of the real property securing the Third Party Loan, that will be funded by the Bridge Loan.

(d)             Representations.  Borrower hereby represents to Bank that (i) all funds advanced to Borrower under the Note have been used solely to fund Third Party Loans, (ii) all funds requested under this Request for Advance will be used solely to fund Third Party Loans, (iii) all of the representations and warranties of Borrower contained in the Note continue to be true and correct, (iv) there has been no material adverse change in or to Borrower since July 7, 2011, and (v) no event of default exists or is reasonably likely to occur under the Note.

RESOURCE CAPITAL CORP.

By: ________________________                                                  (SEAL)
Name:  _____________________
Title:   ______________________

RCC REAL ESTATE, INC.

                               By: ________________________                                                  (SEAL)
                                                       Name:  _____________________
                                                                                   Title:   ______________________

* All terms used in this Request for Advance shall have the meanings given to such terms in the Note.

Schedule 4(a)

LIST OF COLLATERAL

Date Note Purchased                                               Class/CDO Tranche (CDO Name)                                                                CUSIP          Par Value

1.           2-26-2010                                              Class A-1 (RREF CDO 2006-1)                                                                76122VAA2                      $20,000,000.00

2.           7-14-2010                                                              Class A-1 (RREF CDO 2006-1)                                                                76122VAA2                      $20,000,000.00